Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports Second Quarter 2011 Results and
Announces Definitive Agreement to Acquire Cambridge Home Health
Adds 38 branches and $38 million in annual revenue

Second Quarter Results:
•	Net service revenues were $82 million
•	Net income was $5.0 million, or $0.53 per diluted share
•	Diluted EPS includes $0.03 of expenses related to governmental inquiries and $0.02 for acquisition costs, excluding which, diluted EPS would have been $0.58
•	Visiting Nurse segment net revenues were $71 million, on 6% Medicare organic admission growth

Acquisition Highlights:
•	Cambridge acquisition adds $38 million in revenue, 38 branches to Almost Family’s Ohio and Pennsylvania presence
•	Increases PC segment revenue by $34 million, VN segment by $4 million
•	Almost doubles the size of PC segment, enables future VN branch expansion state wide in OH and into western PA
•	Purchase price of $32.5 million stock acquisition to be funded from cash on hand
•	Following transaction cash of over $20 million and full credit facility still available

Louisville, KY, August 3, 2011 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three-months ended June 30, 2011.

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

Comments on Quarterly Results

William Yarmuth, Chief Executive Officer, commented on the quarterly results: “Our second quarter operating results mark the Company’s first quarter complying with new regulatory requirements for face to face encounters and therapy reassessments, which were effective April 1, 2011.  Our team of over 6,000 caregivers has worked diligently incorporating new processes and procedures into daily execution, while continuing the unwavering patient care focus of our Senior Advocacy Mission.  Our results reflect the initial operational challenges of implementing and complying with these new rules.”

Comments on Cambridge Acquisition

“We are extremely pleased to announce the signing of a definitive agreement to acquire Cambridge Home Health Care Holdings, Inc., a leading provider of personal and home health care services in Ohio and Pennsylvania,” said Yarmuth. “In a single transaction we are able to put over $30 million of cash on hand to work delivering significant earnings accretion, nearly double the size of our Personal Care segment and attain state wide coverage capabilities in Ohio after combining the Medicare provider coverage of Cambridge with our own.  This acquisition provides both our Personal Care and Visiting Nurse segments with new growth channels in Ohio and western Pennsylvania as well as providing some diversification of our revenue stream.  We are excited to expand our Senior Advocacy Mission to new markets and welcome the Cambridge employees into our family of caregivers.”

Second Quarter Financial Results

Almost Family reported second quarter results that included the impact of the Medicare reimbursement rate cut for 2011 which reduced consolidated and Visiting Nurse (VN) segment revenue and pre-tax operating income by $3.9 million.

Net service revenues for the second quarter declined to $81.7 million, a 4% decrease from $85.1 million reported in the second quarter of 2010, primarily as a result of the aforementioned Medicare rate cut and by the provision of a $0.5 million revenue allowance for episodes started after April 1, 2011 that were directly impacted by the new face to face and therapy reassessment regulations, both of which were partially offset by volume growth.

The second quarter of 2011 was the first in which these new rules went into effect.  During the quarter the Company experienced softer than normal admission volumes and a decline in re-certifications.  Also, during the quarter, management changes in Florida, in the midst of implementation of the new regulatory requirements, led to disruption in labor cost controls resulting in lower margins and operating income in the Company's Visiting Nurse segment.  The Company is implementing actions under its new Florida management team to realign labor costs with ongoing volumes.

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

Net income for the second quarter of 2011 was $5.0 million, or $0.53 per diluted share, down from second quarter of 2010 net income of $8.3 million, or $0.89 per diluted share. Fees and expenses related to governmental inquiries lowered second quarter 2011 EPS by approximately $0.03, while deal costs lowered second quarter 2011 EPS by approximately $0.02, without which diluted EPS would have been $0.58.  For the second quarter of 2010, investigation costs lowered operating results by approximately $0.01, while there were no deal costs.

Diluted EPS for the quarter were lowered $0.03 due to a revenue allowance for potential issues surrounding new face-to-face and therapy regulations, and  increased by $0.03 due to reversal in the second quarter, based on the Company’s year to date performance, of incentive accruals recorded in the first quarter.

Second Quarter Segment Results

Net service revenues in the VN segment for the second quarter declined to $71.2 million, a 5.0% decrease from $75.0 million in the second quarter of 2010, after the $3.9 million effect of the previously mentioned Medicare rate cut, volume and related issues in our Florida cluster along with a $0.5 million reduction for the impact of new regulations on episodes started after April 1, 2011.  Medicare admissions and completed episodes grew 7.1% and 3.8%, respectively, substantially all of which was organic, while re-certifications dropped 8.5%.

Operating income before corporate expenses in the VN segment for the second quarter of 2011 was $11.8 million, a $6.0 million decrease from $17.7 million reported for the second quarter of 2010 primarily as a result of the impact of the Medicare rate cut, volume and related issues in Florida, and the costs associated with implementing new regulations for face-to-face physician encounters and therapy reassessments.

Net service revenues in the Personal Care (PC) segment for the second quarter of 2011 grew 3.3% or $0.3 million to $10.5 million from $10.2 million in the second quarter of 2010.  Operating income before unallocated corporate expenses in the PC segment decreased $0.1 million to $1.2 million in the second quarter of 2010 primarily due to increased workers compensation claims and bad debt provision.

Six Month Period Ended June 30, 2011

Almost Family reported six month results that included the impact of the Medicare reimbursement rate cut for 2011 which reduced consolidated and Visiting Nurse (VN) segment revenue and pre-tax operating income by $7.7 million. This was partially offset by volume growth.  Net service revenues for the six month period declined to $164.3 million, a 1.3% decrease from $166.4 million reported in the six month period of 2010.

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

Net income for the six month period of 2011 was $10.7 million, or $1.14 per diluted share, down from the six month period of 2010 net income of $15.8 million, or $1.69 per diluted share. Fees and expenses related to governmental inquiries lowered year to date 2011 EPS by approximately $0.05 while deal costs lowered year to date 2011 EPS by approximately $0.03, without which diluted EPS would have been $1.22.  For the six month period of 2010, investigation costs lowered operating results by approximately $0.01, while there were no deal costs.

Six Month Period Segment Results

Net service revenues in the VN segment for the six month period declined to $143.9 million, a 1.8% decrease from $146.5 million in the six month period of 2010, after the effect of the previously mentioned Medicare rate cut which was partially offset by volume growth.  Medicare admissions grew 7.6%, while completed episodes grew 5.5%, substantially all of which was organic.

Operating income before corporate expenses in the VN segment for the six month period of 2011 was $24.8 million, an $8.8 million decrease from $33.6 million reported for the six month period of 2010 as a result of the impact of the Medicare rate cut, volume and related issues in Florida, and the costs associated with implementing new regulations for face-to-face physician encounters and therapy reassessments.

Net service revenues in the Personal Care (PC) segment for the six month period of 2011 grew 2.4% or $0.5 million to $20.4 million from $19.9 million in the six month period of 2010.  Operating income before unallocated corporate expenses in the PC segment increased 5.6% to $2.7 million from $2.6 million in the six month period of 2010.

Acquisition of Cambridge Home Health

On August 2, 2011 the Company entered into a stock purchase agreement with the shareholders of Cambridge Home Health Care Holdings, Inc. (Cambridge) an Ohio based provider of home health services with $38 million in annual revenues.  Cambridge operates a total of 38 home health branches with 35 in Ohio and 3 in western Pennsylvania.  Cambridge services over 3,000 patients annually.

The Company will be acquiring 100% of the outstanding equity interests of Cambridge with a cash-free, debt free balance sheet for an all-cash purchase price of $32.5 million.  The transaction is expected to close by August 6, 2011.

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

In its audited financial statements for the year ended December 31, 2010 Cambridge reported $38.2 million in revenues of which $33.7 million would be classified in our Personal Care segment and $4.5 million would be classified in our Visiting Nurse segment.  Net income was $4.3 million after interest expense and related party management fees of $1.1 million.  Cambridge is a subchapter S Corporation for income tax purposes and thus had no income tax provision.  The Company expects to eventually achieve approximately $1.0 million to $1.5 million in combination synergies.  However, the Company expects also to incur certain costs of integration of systems and processes in a range of $600,000 to $800,000 over its planned transition time frame of 6 to 9 months.  Finally, reductions in Ohio Medicaid and Passport reimbursement rates going into effect on July 1, 2011 and October 1, 2011 are expected to reduce annual revenue and pre-tax income by approximately $620,000.

Regulatory Inquiries and Shareholder Litigation

As previously announced, the Company is continuing to cooperate fully with investigators from the US Senate Finance Committee and the US Securities and Exchange Commission regarding their inquiries following an April 27, 2010 Wall Street Journal article related to Medicare home health therapy services.  Fees and expenses associated with these inquiries and their impact on the Company’s financial results are described above.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on August 3, 2011, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning August 3, 2011 at 2:00 p.m. ET and ending on August 17, 2011. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Pin number 376521.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning August 3, 2011 at approximately 2:00 p.m. ET and will remain available until September 3, 2011.

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,
	2011	2010
Net service revenues	$81,721	$85,122
Cost of service revenues (excluding depreciation and amortization)	39,615	38,294
Gross margin	42,106	46,828
General and administrative expenses:
Salaries and benefits	23,606	22,848
Other	10,172	9,959
Total general and administrative expenses	33,778	32,807
Operating income	8,328	14,021
Interest expense, net	(44)	(61)
Income before income taxes	8,284	13,960
Income tax expense	(3,334)	(5,618)
Net income	$4,950	$8,342

Per share amounts-basic:
Average shares outstanding	9,284	9,110
Net income	$0.53	$0.92

Per share amounts-diluted:
Average shares outstanding	9,377	9,366
Net income	$0.53	$0.89

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Six Months Ended June 30,
	2011	2010
Net service revenues	$164,314	$166,434
Cost of service revenues (excluding depreciation and amortization)	78,580	75,500
Gross margin	85,734	90,934
General and administrative expenses:
Salaries and benefits	47,945	45,122
Other	19,859	19,245
Total general and administrative expenses	67,804	64,367
Operating income	17,930	26,567
Interest expense, net	(99)	(150)
Income before income taxes	17,831	26,417
Income tax expense	(7,177)	(10,632)
Net income	$10,654	$15,785

Per share amounts-basic:
Average shares outstanding	9,249	9,079
Net income	$1.15	$1.74

Per share amounts-diluted:
Average shares outstanding	9,360	9,354
Net income	$1.14	$1.69

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2011
ASSETS	(UNAUDITED)	December 31, 2010
CURRENT ASSETS:
Cash and cash equivalents	$56,178	$47,943
Accounts receivable - net	39,366	39,772
Prepaid expenses and other current assets	5,922	3,513
Deferred tax assets	6,847	8,521
TOTAL CURRENT ASSETS	108,313	99,749

PROPERTY AND EQUIPMENT - NET	4,370	4,514
GOODWILL	105,562	101,060
OTHER INTANGIBLE ASSETS	14,560	14,285
OTHER ASSETS	404	519
	$233,209	$220,127

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,412	$5,424
Accrued other liabilities	20,167	20,529
Current portion - capital leases and notes payable	1,300	1,695
TOTAL CURRENT LIABILITIES	26,879	27,648

LONG-TERM LIABILITIES:
Notes payable	1,125	1,325
Deferred tax liabilities	9,656	8,763
Other liabilities	56	223
TOTAL LONG-TERM LIABILITIES	10,837	10,311
TOTAL LIABILITIES	37,716	37,959

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,368 and 9,239
issued and outstanding	937	924
Treasury stock, at cost, 12 and 4 shares	(419)	(139)
Additional paid-in capital	100,011	97,073
Retained earnings	94,964	84,310
TOTAL STOCKHOLDERS' EQUITY	195,493	182,168
	$233,209	$220,127

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$10,654	$15,785
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	1,475	1,366
Provision for uncollectible accounts	684	1,931
Stock-based compensation	730	871
Deferred income taxes	2,567	1,090
	16,110	21,043
Change in certain net assets and liabilities, net of the effects of acquisitions:
Decrease (increase) in:
Accounts receivable	115	(8,144)
Prepaid expenses and other current assets	386	(4)
Other assets	115	(1)
(Decrease) increase in:
Accounts payable and accrued expenses	(2,984)	932
Net cash provided by operating activities	13,742	13,826

Cash flows from investing activities:
Capital expenditures	(1,104)	(1,185)
Acquisitions, net of cash acquired	(4,249)	(1)
Net cash used in investing activities	(5,353)	(1,186)

Cash flows from financing activities:
Proceeds from exercise of stock options	292	381
Purchase of common stock in connection with share awards	(428)	(628)
Tax benefit from share awards	1,577	1,258
Principal payments on capital leases and notes payable	(1,595)	(1,688)
Net cash used in financing activities	(154)	(677)

Net increase in cash and cash equivalents	8,235	11,963
Cash and cash equivalents at beginning of period	47,943	19,389
Cash and cash equivalents at end of period	$56,178	$31,352

Summary of non-cash investing and financing activities:
Settlement of Directors Deferred Compensation Plan	$501	$-
Acquisitions funded by notes payable	$1,000	$-

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$71,208	87.1%	$74,947	88.0%	$(3,739)	-5.0%
Personal Care	10,513	12.9%	10,175	12.0%	338	3.3%
	81,721	100.0%	85,122	100.0%	(3,401)	-4.0%
Operating income before corporate expenses:
Visiting Nurse	11,806	16.6%	17,698	23.6%	(5,892)	-33.3%
Personal Care	1,242	11.8%	1,382	13.6%	(140)	-10.1%
	13,048	16.0%	19,080	22.4%	(6,032)	-31.6%
Corporate expenses	4,720	5.8%	5,059	5.9%	(339)	-6.7%
Operating income	8,328	10.2%	14,021	16.5%	(5,693)	-40.6%
Interest expense, net	44	0.1%	61	0.1%	(17)	-27.9%
Income tax expense	3,334	4.1%	5,618	6.6%	(2,284)	-40.7%
Net income	$4,950	6.1%	$8,342	9.8%	$(3,392)	-40.7%

EBITDA	$9,396	11.5%	$15,158	17.8%	$(5,762)	-38.0%

	Six Months Ended June 30,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$143,897	87.6%	$146,488	88.0%	$(2,591)	-1.8%
Personal Care	20,417	12.4%	19,946	12.0%	471	2.4%
	164,314	100.0%	166,434	100.0%	(2,120)	-1.3%
Operating income before corporate expenses:
Visiting Nurse	24,816	17.2%	33,581	22.9%	(8,765)	-26.1%
Personal Care	2,701	13.2%	2,558	12.8%	143	5.6%
	27,517	16.7%	36,139	21.7%	(8,622)	-23.9%
Corporate expenses	9,587	5.8%	9,572	5.8%	15	0.2%
Operating income	17,930	10.9%	26,567	16.0%	(8,637)	-32.5%
Interest expense, net	99	0.1%	150	0.1%	(51)	-34.0%
Income tax expense	7,177	4.4%	10,632	6.4%	(3,455)	-32.5%
Net income	$10,654	6.5%	$15,785	9.5%	$(5,131)	-32.5%

EBITDA	$20,135	12.3%	$28,804	17.3%	$(8,669)	-30.1%

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended June 30,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	93		87		6	6.9%

All payors:
Patients Months	52,464		51,850		614	1.2%
Admissions	15,292		14,408		884	6.1%
Billable Visits	482,593		476,313		6,280	1.3%

Medicare Statisitics:
Revenue (in thousands)	$65,755	92.3%	$69,092	92.2%	$(3,337)	-4.8%
Billable visits	407,957		400,296		7,661	1.9%
Admissions	14,023		13,093		930	7.1%
Recertifications	7,907		8,645		(738)	-8.5%
Episodes Completed	22,267		21,447		820	3.8%

Revenue per completed episode	$3,052		$3,182		$(130)	-4.1%
Visits per episode	18.4		18.1		0.3	1.7%

PERSONAL CARE OPERATING METRICS

	Three Months Ended June 30,
	2011		2010		Change
	Amount		Amount		Amount	%
Average number of locations	23		22		1	4.5%

Admissions	732		734		(2)	-0.3%
Patient months of care	10,886		11,326		(440)	-3.9%
Patient days of care	143,253		145,192		(1,939)	-1.3%
Billable hours	572,608		569,054		3,554	0.6%
Revenue per billable hour	$18.36		$17.88		$0.48	2.7%

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Six Months Ended June 30,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	92		86		6	7.0%

All payors:
Patients Months	104,936		102,371		2,565	2.5%
Admissions	30,965		29,077		1,888	6.5%
Billable Visits	962,247		937,176		25,071	2.7%

Medicare Statisitics:
Revenue (in thousands)	$133,059	92.5%	$134,790	92.0%	$(1,731)	-1.3%
Billable visits	815,459		782,721		32,738	4.2%
Admissions	28,375		26,360		2,015	7.6%
Recertifications	16,234		16,749		(515)	-3.1%
Episodes Completed	44,184		41,871		2,313	5.5%

Revenue per completed episode	$3,011		$3,150		$(139)	-4.4%
Visits per episode	18.1		18.0		0.1	0.6%

PERSONAL CARE OPERATING METRICS

	Six Months Ended June 30,
	2011		2010		Change
	Amount		Amount		Amount	%
Average number of locations	22		22		-	0.0%

Admissions	1,513		1,526		(13)	-0.9%
Patient months of care	21,835		22,626		(791)	-3.5%
Patient days of care	283,884		286,424		(2,540)	-0.9%
Billable hours	1,124,122		1,125,393		(1,271)	-0.1%
Revenue per billable hour	$18.16		$17.72		$0.44	2.5%

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$4,950	$8,342	$10,654	$15,785
Add back:
Interest expense	44	61	99	150
Income tax expense	3,334	5,618	7,177	10,632
Depreciation and amortization	730	697	1,475	1,366
Amortization of stock-based compensation	338	440	730	871
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$9,396	$15,158	$20,135	$28,804

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, New Jersey, Connecticut, Ohio, Massachusetts, Missouri, Alabama, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 110 branch locations in 11 U.S. states.  Following closing of the Cambridge acquisition discussed above Almost Family will have approximately 150 branches in operation.

Almost Family Reports Second Quarter 2011 Results

August 3, 2011

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2010, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.